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                                                                     EXHIBIT 3.1
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  TRACOR, INC.


         Tracor, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Tracor, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was November 25, 1991.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by deleting all provisions relating to Class A Common Stock.

         3. This Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the Delaware General Corporation Law.

         4. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                   ARTICLE I.

                                      NAME

         The name of the corporation is TRACOR, INC. (the "Corporation").


                                  ARTICLE II.

                          REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation within the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III.

                                    PURPOSE

         The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                  ARTICLE IV.

                                    CAPITAL

         Section 1. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Four Million (54,000,000) shares, of which Fifty-Three Million (53,000,000) shares shall be designated Common Stock, par value $.01 per share ("Common Stock") and One Million (1,000,000) shares shall be designated Preferred Stock, par value $.01 per share ("Preferred Stock").

         Section 2. The Board of Directors may authorize the issuance from time to time of the Preferred Stock in one or more series with such designations, preferences, qualifications, limitations, restrictions and optional or other special rights (which may differ with respect to each series) as the Board of Directors may fix by resolution. Without limiting the foregoing, the Board of Directors is authorized to fix with respect to each series:

                 (1) the number of shares which shall constitute the series and the name of the series;

                 (2) the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

                 (3) the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

                 (4) the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the Corporation;

                 (5) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

                 (6) the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding-up of the affairs of, or upon any distribution of the assets of, the Corporation;

                 (7) the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the Common Stock or any other class of stock which does not rank senior to the shares of the series;

                 (8) the voting rights to be provided for shares of the series; and

                 (9) such other terms as the Board of Directors may lawfully determine.




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         Section 3.       (a)     Except as otherwise provided by law or by the
resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, holders of the Common Stock will have the exclusive right, as herein provided, to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.

         (b) Subject to all of the rights of Preferred Stock or any series thereof, the holders of outstanding shares of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable pro rata among all such shares in cash, in stock or otherwise.

         (c) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights of the holders of Preferred Stock, the remaining net assets of the Corporation will be distributed to the holders of outstanding shares of Common Stock pro rata in accordance with the outstanding shares held. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or a sale of all or substantially all of the assets of the Corporation, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation for purposes of this paragraph.


                                   ARTICLE V.

                                   DIRECTORS

         The number of directors of the Corporation shall be fixed from time to time by the directors as specified in the bylaws of the Corporation.

         The directors shall be elected by the holders of the Corporation's Common Stock. Each member of the Board of Directors so elected shall serve until the expiration of his term and until his or her successor has been elected and has qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the interim between annual meetings of stockholders, any vacancy in any class of directors of the Board of Directors created by the death, resignation, retirement, disqualification or removal of a director, shall be filled by the vote of a majority of the remaining directors. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Any director may be removed at any time, with or without cause, only by the affirmative vote of holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote for the election of such director who are present, in person or by proxy, at a special meeting called for that purpose or by written consent of holders of such capital stock representing a majority of such class of capital stock then outstanding in accordance with law. The number of directors which shall constitute the whole Board of Directors may be increased or reduced as specified in the bylaws of the Corporation. A written ballot will not be required for the election of directors.





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                                  ARTICLE VI.

                 LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         No director (including any advisory director) of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VII.

                                INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment, modification or repeal of this Article VII shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.


                                 ARTICLE VIII.

                              AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation; provided, however, that
Article VIII, Section 8, and Paragraphs (b) and (c) of





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Article III, Section 2, of the bylaws may be amended only by the affirmative vote of holders representing 80% of the outstanding Common Stock.


         4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. This Restated Certificate of Incorporation shall be effective on June 13, 1996.


         IN WITNESS WHEREOF, said Tracor, Inc. has caused this Certificate to be signed and acknowledged by Russell E. Painton, its Vice President, General Counsel and Secretary, this 13th day of June, 1996.

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
DATED:  June 13, 1996
                                        TRACOR, INC.


                                        By: /s/ RUSSELL E. PAINTON
                                           --------------------------------------------------
                                                 Russell E. Painton, Vice President, General
                                                 Counsel and Secretary



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